UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2017

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 21, 2017, IDEXX Laboratories, Inc. filed a Current Report on Form 8-K (the “Original Report) with the U.S. Securities and Exchange Commission. This Amendment No. 1 on Form 8-K/A to the Original Report amends and restates Item 5.02 of the Original Report in its entirety solely to correct a scrivener’s error. No other changes were made to the Original Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2017, Mr. Thomas Craig, a Class II Director, provided IDEXX Laboratories, Inc. (the “Company”) notice of his intention to retire from the Board of Directors (the “Board”) immediately following the expiration of his term on the date of the Company’s 2017 annual meeting of stockholders to be held on May 3, 2017 (the “2017 Annual Meeting”). Mr. Craig’s decision to retire from the Board does not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, and in accordance with the Company's Corporate Governance Guidelines, Dr. Barry C. Johnson, a Class III Director, having reached the mandatory retirement age of 73, will also retire effective on the date of the 2017 Annual Meeting.

The Company thanks each of Mr. Craig and Dr. Johnson for his service and commitment during his tenure as a member of the Board.

In accordance with the Company’s bylaws, the Board reduced the size of the Board to eight members, the size of Class II to three, and the size of Class III to two, effective upon Mr. Craig’s and Dr. Johnson’s retirements from the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: February 22, 2017	By:	/s/ Jacqueline L. Studer
Jacqueline L. Studer
Corporate Vice President, General Counsel and Secretary